                                                                   EXHIBIT 10.32

                       COMMUNICATIONS & POWER INDUSTRIES
                             2000 STOCK OPTION PLAN


        1. Background; Purpose. Communications & Power Industries Holding Corporation, a Delaware corporation (the "Company"), hereby adopts the Communications & Power Industries 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide an incentive for key employees, consultants, advisors, and non-affiliate directors of the Company and its current and future subsidiaries ("Subsidiaries") (a) to remain in the service of the Company and its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the Company and its Subsidiaries.

        The Plan will provide a means whereby key employees, consultants, advisors, and non-affiliate directors of the Company and its Subsidiaries may purchase shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") pursuant to "non-incentive" or "non-qualified" Stock Options (as hereinafter defined). The Company intends that awards of Stock Options, and the issuance of Common Stock upon exercise of Stock Options hereunder, shall constitute the offer and sale of securities pursuant to a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Stock Options granted pursuant to this Plan shall not be "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code, as amended

        2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the discretion of the Board, a Committee (in either case, the "Committee"), consisting of two or more directors of the Company to whom administration of the Plan has been duly delegated. Except as otherwise provided in the Company's Bylaws, any action of the Committee with respect to administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee's members. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Options awarded under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

        Subject to the provisions of the Plan, the Committee shall have full, unconditional, sole and final discretion and authority (i) to construe and interpret the Plan and the Stock Option Agreements (as hereinafter defined),
(ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make awards of options to purchase Common Stock ("Stock Options") hereunder, (v) to determine the individuals to whom and the time or times at which awards of Stock Options shall be made, the number of shares of Common Stock to be subject to such awards, the vesting of such Stock Options, the time or times when vested Stock Options become exercisable and the other terms of such Stock Options, (vi) to determine the circumstances under which vesting or exercisability of any Stock Option may be accelerated, (vii) to determine the exercise price (which shall not be less than 85% of the fair market value per share of Common Stock on the date of the award as determined by the Committee and, in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be less than 110% of the fair market value per share), and the duration of each Stock Option (which shall not be more than ten years), (viii) to approve and determine the duration of leaves of absence which may be granted to "Participants" (as hereinafter defined) without constituting a termination of their employment or continuous service for the purposes of the Plan or the relevant Stock Option Agreement,
(ix) to amend the terms of any outstanding Stock Option, with consent of the holder (or as otherwise provided in this Plan), and (x) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries.

        3. Shares Subject to the Plan. The shares to be sold upon the exercise of Stock Options awarded under this Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in
Section 6 hereof, the aggregate number of shares of Common Stock which may be sold upon the exercise of Stock Options awarded to Participants pursuant to
Section 5 below shall not exceed 250,000 of such shares (the "Option Shares"). Option Shares subject to Stock Options that lapse or terminate without exercise shall be available to be subject to newly issued Stock Options under the Plan. A holder of Option Shares upon the exercise of his or her Stock Options shall be entitled to all rights (including voting and dividend rights) of a holder of Common Stock of the Company.

        4. Eligibility and Participation. All key employees, consultants, advisors and non-affiliate directors of the Company and its Subsidiaries shall be eligible for selection to participate in the Plan (each, a "Participant").

        5. Awards. A Participant may receive one or more awards hereunder, from time to time, as determined by the Committee. Awards shall be in the form of Stock Options. All awards of Stock Options shall be pursuant to, and shall be subject to the terms and restrictions provided in, a Stock Option Agreement (a "Stock Option Agreement") in a form determined by the Committee. Stock Options shall not be transferable by a Participant either voluntarily or by operation of law, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. Subject to the terms of the Plan, the Committee shall determine the exact terms and restrictions included in each Stock Option Agreement with respect to each award to a Participant.

        6. Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number of kind of shares or securities of the Company through:

                (i) a distribution or payment of a dividend on the Common Stock in shares of Common Stock;

                (ii) subdivision, recapitalization, reorganization or reclassification, in a stock split or similar transaction, of the outstanding shares of Common Stock into a greater number of shares;

                (iii) combination, recapitalization, reorganization or reclassification of, in a reverse stock split or similar transaction, the outstanding shares of Common Stock into a smaller number of shares; or

                (iv) issuance of any shares of capital stock by recapitalization, reorganization or reclassification of the Common Stock then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares which may be subject to Stock Options under this Plan and to the number and kind of shares which are subject to outstanding Stock Options.

        Adjustments under this Section 6 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        7. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that a Stock Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Committee may, in the exercise of its sole discretion, declare that any Stock Option will terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Stock Option as to all or any part of the Option Shares, including Option Shares as to which the Stock Option would not otherwise be exercisable.

        8. Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its discretion, do one or more of the following: (i) shorten the period during which Stock Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Participants); (ii) accelerate any vesting schedule to which an Stock Option is subject; (iii) arrange to have the surviving or successor entity assume the Stock Options or grant replacement Stock Options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Stock Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Option Shares purchasable and receivable upon exercise of the Stock Options had such exercise occurred in full prior to such transaction; or (iv) cancel Stock Options upon payment to the Participants in cash, with respect to each Stock Option to the extent then exercisable (including any Stock Options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the excess of the fair market value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Stock Option. The Committee may also provide for one or more of the foregoing alternatives in any particular Stock Option Agreement.

        9. Withholding Tax. The Company shall have the right to take whatever steps the Committee deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver shares upon the exercise of Stock Options under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of a Stock Option, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the employee or to require such employee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise. Without limiting the generality of the foregoing, the Committee in its discretion may, subject to compliance with applicable law and the Company's contractual obligations, including without limitation, obligations under any debt agreements to which the Company is a party, authorize a Participant to satisfy all or part of any withholding tax liability by (A) having the Company deduct from the shares which would otherwise be issued on the exercise of a Stock Option that number of shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (B) by delivering to the Company previously-owned and unencumbered shares of the Common Stock of the Company having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

        10. Amendment and Termination of Plan. The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of Option Shares, except as permitted under the provisions of Section 6, or permit the granting of Stock Options to anyone other than as provided in Section 4, or otherwise materially increase the benefits accruing to Participants under the Plan.

        Notwithstanding the foregoing, no amendment, suspension or termination of the Plan that would materially adversely affect any rights or obligations of any Participant under any Stock Option Agreement shall be effective as to such Participant unless there shall have been specific action of the Committee and written consent of the Participant; provided, however, that the Board or the Committee may unilaterally amend this Plan or any Stock Option Agreement, without the consent of the Participant, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable requirements of any principal securities exchange or market on which shares of the same class of securities are listed or traded.

        11. No Employment Rights. The selection of any person to receive an award under the Plan shall not give such person any right to be retained in the employment of, or to continue to render services to, the Company or any of its Subsidiaries or any of their affiliates and the right and the power of the Company or its Subsidiaries to discharge or terminate its relationship with any such person shall not be affected by such award. No person shall have any right or claim whatever, directly, indirectly or by implication, to receive an award, nor any expectancy thereof, unless and until an award in fact shall have been made to such person by the Committee as provided herein. The award to any person hereunder at any time shall not create any right or implication that any other or further award may or shall be made at another time. Each award hereunder shall be separate and distinct from every other award and shall not be construed as a part of any continuing series of awards or compensation.

        12. Compliance with Other Laws and Regulations. This Plan, the grant and exercise of Stock Options thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares of Common Stock under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable.

        Unless the Stock Options and the shares of Common Stock covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving a Stock Options and/or Option Shares may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

        13. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares of capital stock or options relating thereto. The Plan does not require that Participants hereunder be precluded from participation in such other plans, programs and arrangements.

        14. Effective Date and Term. This Plan shall be effective when it has been adopted by the Board, provided that it is approved by the Holders of the outstanding voting stock of the Company within 12 months thereafter. The term of this Plan shall commence on the date of its adoption by the Board and shall expire on the tenth (10th) anniversary of such date, unless earlier terminated.




Adopted by the Board of Directors of the Company on March 9, 2000.

Approved by the Stockholders of the Company on March 9, 2000.